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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  October 5, 1998


                              IVI CHECKMATE CORP.
              (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-29772                    58-2375201
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


                               1003 Mansell Road
                            Roswell, Georgia  30076
         (Address of Principal Executive Offices, including Zip Code)


      Registrant's telephone number, including area code:  (770) 594-6000
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ITEM 5.  OTHER EVENTS.

     On October 5, 1998, IVI Checkmate Corp. (the "Company") declared a dividend of one right (a "Right") for each outstanding share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and the Company's subsidiary IVI Checkmate Ltd. ("IVI") declared a dividend of one Right for each outstanding Exchangeable Share of IVI (the "Exchangeable Shares" and, together with the Common Stock, the "Capital Stock"), payable in each case on October 16, 1998 to stockholders of record at the close of business on October 16, 1998 (the "Record Time"). Additionally, one Right shall be issued for each share of Common Stock issued by the Company thereafter and prior to the Separation Time (as defined in Section 1.1 of the Rights Agreement and summarized below). Each Right entitles the registered holder to purchase from the Company, following the occurrence of certain events summarized below, one one-thousandth (1/1,000th) of a share of Series C Junior Participating Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company at a purchase price of $30.00 (the "Exercise Price"), subject to adjustment. If a Flip-In Date (as defined below) occurs, then each Right entitles the registered holder to purchase Common Stock having an aggregate Market Price (as defined in Section 1.1 of the Stockholder Protection Rights Agreement between the Company and First Union National Bank, as Rights Agent, dated as of September 16, 1998 (the "Rights Agreement")) equal to twice of the Exercise Price from the Company for an amount in cash equal to the Exercise Price; the Company, at its option, may substitute therefor one one-thousandth (1/1,000th) of a share of Preferred Stock of the Company at a purchase price of the Exercise Price. The description and terms of the Rights are set forth in the Rights Agreement.

Separation Time
---------------

     Until the date on which certain events take place (the "Separation Time"), the Rights will be evidenced by, with respect to any Capital Stock certificate outstanding on the Record Date, such Capital Stock and a Summary of Rights mailed to each holder of record on the Record Time. The term "Separation Time" means the close of business on the earlier of (i) the tenth business day (or such later date as may be determined by the Board of Directors of the Company) after the date on which any Person (as defined in Section 1.1 of the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming a Person who is a Beneficial Owner (as defined under Section 1.1 of the Rights Agreement) of 15% or more of the outstanding shares of Capital Stock (an "Acquiring Person") and (ii) the tenth business day after the first date of public announcement by the Company (by any means) that an Acquiring Person has become such (the "Flip-In Date"); provided, that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time, and provided further, that if any tender or exchange offer referred to in clause (i) of this paragraph is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed never to have been made.

Transfer of Rights and Certificates
-----------------------------------

     The Rights Agreement provides that, until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Capital Stock (together, in the case of certificates issued prior to the Record Time, with the letter

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or notice mailed to the record holder thereof pursuant to Section 2.2(a) of the
Rights Agreement) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter or notice) of, such associated share. Until the Separation Time (or the earlier termination or expiration of the Rights), certificates for Capital Stock issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Capital Stock represented thereby and will contain the legend in
Section 2.1 of the Rights Agreement (the "Legend"), which incorporates the Rights Agreement by reference.

     As soon as practicable after the Record Time, either the Company or IVI will mail a letter summarizing the terms of the Rights to each holder of record of Capital Stock as of the Record Time, at such holder's address as shown by the records of the Company or IVI. Certificates for the Capital Stock issued after the Record Time but prior to the Separation Time will contain the Legend. Certificates representing shares of Capital Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of Capital Stock evidenced thereby notwithstanding the absence of the Legend.

Exercise Period
---------------

     The Rights are not exercisable until the Separation Time. After the Separation Time and prior to the tenth anniversary of the Record Time, each Right (unless previously redeemed) will entitle the holder to the exercise rights described below. The Rights will expire on the Expiration Time, unless the Expiration Time is extended or the Rights are earlier redeemed by the Company.

Adjustments
-----------

     The Exercise Price payable, the number of outstanding Rights and the number of securities issuable upon exercise of each Right are subject to adjustment in the event of a stock split of the Capital Stock or a stock dividend on the Capital Stock payable in shares of Capital Stock or subdivisions, consolidations or combinations of the Capital Stock occurring, in any such case, prior to the Separation Time.

     If prior to the Separation Time, the Company distributes securities or assets in exchange for Capital Stock (other than regular cash dividends or a dividend paid solely in Capital Stock) whether by dividend, reclassification or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Exercise of Rights for Common Stock
-----------------------------------

     If a Flip-In Date occurs (i.e., the close of business ten business days following announcement by the Company that a Person has become an Acquiring Person), and if the Company has not redeemed the Rights, then each Right entitles the holder thereof to purchase, instead of one one-thousandth (1/1,000th) of a share of Preferred Stock, shares of Common Stock of the Company having an aggregate Market Price (as defined in Section 1.1 of the Rights Agreement) equal to twice the Exercise Price for an amount in

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cash equal to the Exercise Price. Instead of issuing shares of Common Stock upon exercise of a Right following a Flip-In Date, the Company may, at its option, substitute therefor shares of Preferred Stock, at a ratio of one-thousandth (1/1,000th) of a share of Preferred Stock for each share of Common Stock, so issuable. In addition, at the option of the Board of Directors prior to the time that any person becomes the beneficial owner of more than 50% of the Common Stock, and rather than payment of the cash purchase price, each Right may be exchanged for one share of Common Stock if a Flip-In Date occurs.
Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any person on or after the date such person becomes an Acquiring Person will be null and void.

Optional Exchange of Rights
---------------------------

     Following the Flip-In Date, if the Company is acquired in a merger or consolidation where the Company does not survive or the Common Stock is changed or exchanged, or 50% or more of the Company's assets or assets generating 50% or more of the Company's operating income or cash flow is transferred in one or more transactions to persons who at that time control the Company, then the Rights entitle the holders thereof to acquire for the Exercise Price shares of the acquiring party having a value equal to twice the Exercise Price.

Redemption of Rights
--------------------

     At any time prior to a Flip-in Date (subject to certain exceptions), the Board of Directors of the Company (with, where required by the Rights Agreement, the concurrence of a majority of the continuing directors) may redeem the Rights for $.01 per Right. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate.

Amendments
----------

     Any provisions of the Rights Agreement may be amended by the Board of Directors (with, where required by the Rights Agreement, the concurrence of a majority of the continuing directors) at any time prior to the close of business on the Flip-In Date without the approval of holders of the Rights (subject to certain exceptions), and thereafter, the Rights Agreement may be amended without approval of the Rights holders in any way which does not materially adversely affect the interests of the Rights holders.

Rights Prior to Exercise
------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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Documents and Effect of This Summary
------------------------------------

     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

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EXHIBIT NO.     DESCRIPTION
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   99.1         Stockholder Protection Rights Agreement, dated as of
                September 16, 1998, between IVI Checkmate Corp. and First Union National Bank, as Rights Agent(which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the form of Certificate of Designations, Preferences, Limitations and Relative Rights of Series C Junior Participating Preferred Stock of IVI Checkmate Corp.)

   99.2         Press Release, dated September 17, 1998

   99.3         Press Release, dated October 7, 1998

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       IVI CHECKMATE CORP.

Date:  October 8, 1998                 By: /s/ L. Barry Thomson
                                           --------------------
                                           L. Barry Thomson
                                           President and Chief Executive Officer

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